Exhibit 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of EDP – Electricidade de Portugal, S.A. (the “Company”), does hereby certify to such officer’s knowledge that:

The Annual Report on Form 20-F for the year ended December 31, 2003 (the “Form 20-F) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 30, 2004	/s/ João Ramalho Talone
João Ramalho Talone
Chief Executive Officer

Date: June 30, 2004	/s/ Rui Miguel Horta e Costa
Rui Miguel Horta e Costa
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to EDP – Electricidade de Portugal, S.A. and will be retained by EDP – Electricidade de Portugal, S.A. and furnished to the Securities and Exchange Commission or its staff upon request.